                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
----------------------
23 July  2003

         PERKINELMER ANNOUNCES Q2 2003 RESULTS

         -        GAAP EPS FROM CONTINUING OPERATIONS OF $.08 PER SHARE

         -        OPERATING MARGIN EXPANSION OF 350 BASIS POINTS

         -        $37M OPERATING CASH FLOW IN Q2 03; $61M YEAR-TO-DATE

BOSTON - PerkinElmer, Inc. (NYSE: PKI) today announced second quarter 2003 GAAP earnings per share from continuing operations of $.08 on revenue of $377.1 million, compared to GAAP earnings per share from continuing operations of $.05 and revenue of $383.1 million in the second quarter of 2002. The second quarter of 2003 results reflect intangibles amortization of $7.0 million, or approximately $.04 per share. Second quarter 2003 results also include a benefit of $.01 per share from restructuring credits. Second quarter 2003 earnings are at the upper end of the Company's previous estimate for the quarter of $.05 to $.08 per share on a GAAP basis.

Revenue from continuing operations in the second quarter of 2003 was $377.1 million, down 2% from the same period of 2002. Growth of 8% in Optoelectronics revenue during the second quarter of 2003 was offset by a revenue decline of 3% in Life and Analytical Sciences and a decline in Fluid Sciences revenue of 12% from the 2002 quarter.

GAAP operating margins during the second quarter of 2003 expanded 350 basis points to 8% from 4.5% for the same period of 2002. Selling, general and administrative expenses for the second quarter of 2003 were reduced by $15.4 million from the 2002 quarter, reflecting the benefits from the Life and Analytical Sciences integration and other productivity actions.

The Company generated operating cash flow of $36.8 million in the second quarter of 2003, an improvement of $25.2 million over the same period in 2002. For the first six months of 2003, operating cash flow was $60.9 million. During the second quarter of 2003, the Company reduced working capital by $34.3 million through improved accounts receivable collections and inventory management. Total cash and equivalents were $299.5 million at the end of the second quarter and included $154.9 million held in escrow to retire the Company's remaining zero coupon convertible debentures, which the Company has called for redemption on August 7, 2003. At the end of the second quarter of 2003, the Company's debt, net of cash and equivalents, was reduced by $29.5 million.

"We were pleased with our progress in driving cash flow and profitability growth. The integration of our Life and Analytical Sciences unit is ahead of schedule and will result in a stronger business, better positioned to serve our global customers. Also, we continue to make progress on new product introductions and building our service business," said Gregory L. Summe, Chairman and CEO of the Company.

During the second quarter of 2003, the Company divested its entertainment lighting business which had been previously reported as discontinued operations. This transaction resulted in a loss on sale of ($1.7) million, or ($.01) per share net of tax, which was reported as a loss from the disposition of discontinued operations for the second quarter of 2003. Net earnings on a GAAP basis for the second quarter of 2003 were $.07 per share comprised of $.08 earnings per share from continuing operations and a loss of ($.01) per share from the disposition of discontinued operations. The Company reported a net loss for the second quarter of 2002 of ($.07) per share which was comprised of $.05 earnings per share from continuing operations, a ($.03) per share loss from discontinued operations and a ($.09) loss per share from the disposition of discontinued operations.

Financial overview by reporting segment:

Beginning this quarter, the Company has presented financial information related to its Life Sciences and Analytical Instruments segments on a combined basis as Life and Analytical Sciences. This is pursuant to the Company's plans, announced in the fourth quarter of 2002, to integrate the two businesses, and reflects the current structure of the Company.

LIFE AND ANALYTICAL SCIENCES reported revenue of $246.0 million for the second quarter of 2003, down 3% compared to revenue of $252.9 million for the second quarter of 2002. During the second quarter of 2003, the Company reported revenue growth in reagents, consumables and service which was more than offset by lower instruments sales compared to the second quarter of 2002. By market segment, the Company experienced growth in revenue during the second quarter of 2003 in its genetic screening and environmental and chemical businesses, while sales into the biopharma markets were down year over year. The segment's GAAP operating profit for the second quarter of 2003 was $20.7 million versus $12.9 million in the same period of 2002. As a percentage of sales, operating profit for the second quarter of 2003 and 2002 was 8.4% and 5.1%, respectively. The results for each of the second quarters of 2003 and 2002 include intangibles amortization of $6.5 million.

OPTOELECTRONICS reported revenue of $89.4 million for the second quarter of 2003, an increase of 8% from revenue of $82.8 million for the second quarter of 2002. Growth across most major product lines drove the increase in revenues during the quarter, due to new product introductions and continued end market growth. The segment's GAAP operating profit was $11.1 million for the second quarter of 2003 versus an operating profit of $4.8 million for the comparable period in 2002. As a percentage of sales, operating profit for the second quarter of 2003 and 2002 was 12.4% and 5.8%, respectively.

FLUID SCIENCES reported revenue of $41.7 million for the second quarter of 2003, representing a decline of 12% compared to revenue of $47.4 million for the second quarter of 2002. The decline in revenue was largely attributable to continued softness in the aerospace and semiconductor end markets. The segment's GAAP operating profit for the second quarter of 2003 was $3.1 million versus $3.9 million in the second quarter of 2002.
                                     -more-

"We are seeing good market acceptance for our new products, and are beginning to see positive trends in certain end markets," added Summe. "With good progress in cost productivity, we believe we should be able to deliver full year 2003 GAAP earnings per share of $.37 to $.43, which includes $.15 of intangibles amortization," concluded Summe.

The Company will discuss its second quarter results in a conference call on Wednesday July 23, 2003 at 10:00 a.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the Investor Relations section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning 1:00 p.m. ET, Wednesday, July 23, 2003. The playback phone number is (719) 457-0820 and the code number is 621243.

FACTORS AFFECTING FUTURE PERFORMANCE

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our estimate for 2003 results of operations, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including risks related to our debt levels, our ability to comply with the financial covenants contained in our credit agreements, a further downturn in our customers' markets, our failure to introduce new products in a timely manner, regulatory changes, risks related to our international operations, our inability to integrate acquired businesses into our existing business and to successfully combine our Life and Analytical Sciences businesses and competition, as well as other factors which we describe under the caption "Forward-Looking Information and Factors Affecting Future Performance" in our most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

                                     -more-

PerkinElmer, Inc. is a global technology leader focused in the following businesses - Life and Analytical Sciences, Optoelectronics and Fluid Sciences. Combining operational excellence and technology expertise with an intimate understanding of our customers' needs, PerkinElmer provides products and services in health sciences and other advanced technology markets that require innovation, precision and reliability. The Company serves customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

                                      # # #

For further information:

Investor Contact:

Dan Sutherby
PerkinElmer, Inc.
(781) 431-4306

                       PERKINELMER, INC. AND SUBSIDIARIES
                               INCOME STATEMENTS

                                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                          ------------------                 ----------------
(In thousands except per share data)                                    29-Jun-03       30-Jun-02       29-Jun-03       30-Jun-02
--------------------------------------                                  ---------       ---------       ---------       ---------
 SALES                                                                  $ 377,124       $ 383,096       $ 735,573       $ 729,389

 Cost of Sales                                                            224,540         223,198         443,820         443,761
 Research and Development Expenses                                         21,877          22,603          42,729          44,410
 Selling, General and Administrative Expenses                              97,477         112,829         190,356         220,549
 Restructuring (Reversals) Charges, net                                    (2,728)             --          (3,173)          9,224
 Gains on Dispositions, net                                                (1,108)             --          (1,688)         (5,216)
 Amortization of Intangible Assets                                          7,043           7,057          14,238          14,149
                                                                        ---------       ---------       ---------       ---------

 OPERATING INCOME FROM CONTINUING OPERATIONS                               30,023          17,409          49,291           2,512

 Interest and Other Expense, Net                                           14,160           8,422          28,507          22,050
                                                                        ---------       ---------       ---------       ---------

 Income (Loss) From Continuing Operations Before Income Taxes              15,863           8,987          20,784         (19,538)

 Provision (Benefit) for Income Taxes                                       5,155           2,912           6,754          (4,954)
                                                                        ---------       ---------       ---------       ---------

 NET INCOME (LOSS) FROM CONTINUING OPERATIONS                              10,708           6,075          14,030         (14,584)

 Loss From Discontinued Operations, Net of Income Tax                        (617)         (4,205)         (1,597)        (13,106)
 Loss on Disposition of Discontinued Operations, Net of Income Tax         (1,693)        (10,966)         (1,673)        (10,966)
                                                                        ---------       ---------       ---------       ---------

 NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE                       8,398          (9,096)         10,760         (38,656)

 Effect of Accounting Change, Net of Income Tax                                --              --              --        (117,800)
                                                                        ---------       ---------       ---------       ---------

 NET INCOME (LOSS)                                                      $   8,398       $  (9,096)      $  10,760       $(156,456)
                                                                        =========       =========       =========       =========


 Diluted Earnings (Loss) Per Share:

 CONTINUING OPERATIONS                                                  $    0.08       $    0.05       $    0.11       $   (0.12)

 Loss From Discontinued Operations, Net of Income Tax                          --           (0.03)          (0.01)          (0.10)
 Loss on Disposition of Discontinued Operations, Net of Income Tax          (0.01)          (0.09)          (0.01)          (0.09)
                                                                        ---------       ---------       ---------       ---------
 NET INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE                        0.07           (0.07)           0.08           (0.31)

 Effect of Accounting Change, Net of Income Tax                                --              --              --           (0.94)
                                                                        ---------       ---------       ---------       ---------

 NET INCOME (LOSS)                                                      $    0.07       $   (0.07)      $    0.08       $   (1.25)
                                                                        =========       =========       =========       =========

Weighted Average Diluted Shares of Common Stock Outstanding               126,898         125,556         126,636         124,883

                        PREPARED IN ACCORDANCE WITH GAAP

                       PerkinElmer, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows


                                                                         THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                         ------------------                  ----------------
                                                                  JUNE 29, 2003    JUNE 30, 2002      JUNE 29, 2003    JUNE 30, 2002
                                                                  -------------    -------------      -------------    -------------
                                                                           (IN THOUSANDS)                     (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)                                                     8,398         $  (9,096)        $  10,760         $(156,456)
  Add loss from discontinued operations, net                            2,310            15,171             3,270            24,072
  Less effect of accounting change, net of income taxes                    --                --                --           117,800
                                                                    ---------         ---------         ---------         ---------
  Net income (loss) from continuing operations                         10,708             6,075            14,030           (14,584)
                                                                    ---------         ---------         ---------         ---------
Adjustments to reconcile net income (loss) from continuing
    operations to net cash provided by (used in)
    continuing operations:
    Restructuring credits, net of expense                              (2,728)               --            (3,173)               --
    Stock based Compensation                                              700              (716)            1,400               487
    Amortization of debt discount and issuance costs                    3,825             5,239             6,179            10,455
    Depreciation and amortization                                      19,743            18,677            38,544            37,869
    Gains on dispositions and sales of investments, net                (1,108)             (107)           (1,688)           (5,216)
Changes in operating assets and liabilities:
       Accounts receivable                                             14,232             9,320            51,574            26,847
       Inventories                                                     14,556            11,593            15,962            26,357
       Accounts payable                                                 5,514            (1,479)           (9,196)             (292)
       Accrued restructuring costs                                     (7,071)           (4,005)          (11,183)          (27,052)
       Accrued expenses and other                                     (21,869)          (26,908)          (43,042)          (71,309)
                                                                    ---------         ---------         ---------         ---------
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS                   36,502            17,689            59,407           (16,438)
                                                                    ---------         ---------         ---------         ---------
Net Cash Provided by (Used in) Discontinued Operations                    340            (6,084)            1,504            (3,045)
                                                                    ---------         ---------         ---------         ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                    36,842            11,605            60,911           (19,483)
                                                                    ---------         ---------         ---------         ---------

INVESTING ACTIVITIES:
  Cash held in escrow                                                      --                --            32,509                --
  Capital Expenditures                                                 (4,818)           (9,737)           (8,279)          (26,262)
  Proceeds from Disposition of businesses, PP&E, net                    3,295             8,603             3,295            28,058
  Settlement of the disposition of business, net                         (291)           93,291              (866)           90,894
  Proceeds (cost) related to acquisitions, net of
    cash acquired                                                      (1,592)          (18,828)              534           (36,308)
  Proceeds from sale of investments, net                                   --               675                --             2,384
                                                                    ---------         ---------         ---------         ---------
NET CASH (USED IN) PROVIDED BY CONTINUING OPERATIONS                   (3,406)           74,004            27,193            58,766
                                                                    ---------         ---------         ---------         ---------
Net Cash Provided by (Used in) Discontinued Operations                    250            (1,624)              250            (5,194)
                                                                    ---------         ---------         ---------         ---------
NET CASH (USED IN) PROVIDED IN INVESTING ACTIVITIES                    (3,156)           72,380            27,443            53,572
                                                                    ---------         ---------         ---------         ---------

FINANCING ACTIVITIES:
  Payment of debt issuance costs                                         (369)               --            (1,725)               --
  Prepayment of short-term debt                                            --                --                --          (123,683)
  Prepayment of Zero Coupon Convertible Notes                              --                --           (32,509)               --
  Prepayment of term loan debt                                        (15,000)               --           (30,000)               --
  Decrease in commercial paper borrowings                                  --          (219,000)               --                --
  (Decrease) increase in other credit facilities                       (1,237)           97,198            (1,026)           92,202
  Purchases of common stock                                                --              (121)               --            (5,925)
  Proceeds from issuance of common stock for employee
    benefit plans                                                         617             6,341               617            13,015
  Cash Dividends                                                       (8,827)           (8,801)          (17,660)          (17,594)
                                                                    ---------         ---------         ---------         ---------
NET CASH USED IN FINANCING ACTIVITIES                                 (24,816)         (124,383)          (82,303)          (41,985)
                                                                    ---------         ---------         ---------         ---------
Effect of Exchange Rate Changes on Cash and Cash Equivalents            5,976            13,300             7,957            12,989
                                                                    ---------         ---------         ---------         ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   14,846           (27,098)           14,008             5,093
Cash and Cash Equivalents at Beginning of Period                      129,777           170,441           130,615           138,250
                                                                    ---------         ---------         ---------         ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                          $ 144,623         $ 143,343         $ 144,623         $ 143,343
                                                                    =========         =========         =========         =========

                        PREPARED IN ACCORDANCE WITH GAAP

                       PERKINELMER, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                               JUNE 29, 2003          MARCH 30, 2003        DECEMBER 29, 2002
                                                               -------------          --------------        -----------------
                                                                                      (In thousands)
Current assets:
   Cash and cash equivalents                                   $   144,623             $   129,777             $   130,615
   Restricted cash (note 1)                                        154,865                 154,463                 186,483
   Accounts receivable                                             269,820                 272,070                 304,647
   Inventories                                                     197,186                 205,543                 205,455
   Other current assets                                            157,802                 154,432                 152,137
   Current assets of discontinued operations                        11,790                  12,030                  12,006
                                                               -----------             -----------             -----------
         Total Current Assets                                      936,086                 928,315                 991,343

Property, plant and equipment:
   At cost                                                         618,935                 606,406                 598,048
   Accumulated depreciation                                       (327,216)               (308,100)               (294,026)
                                                               -----------             -----------             -----------
Net property, plant and equipment                                  291,719                 298,306                 304,022
Investments                                                         11,927                  12,999                  14,298
Intangible assets                                                1,452,801               1,435,466               1,439,774
Other assets                                                        80,452                  74,125                  83,835
Long-term assets of discontinued operations                          2,158                   3,523                   2,967
                                                               -----------             -----------             -----------
         Total assets                                          $ 2,775,143             $ 2,752,734             $ 2,836,239
                                                               ===========             ===========             ===========

Current liabilities:
   Short-term debt                                             $     4,791             $     5,628             $     5,008
   Convertible debt (note 1)                                       156,813                 155,438                 186,483
   Accounts payable                                                131,018                 132,683                 146,290
   Accrued restructuring costs                                      25,046                  36,057                  40,748
   Accrued expenses                                                303,069                 296,522                 316,427
   Current liabilities of discontinued operations                      539                   1,165                   2,718
                                                               -----------             -----------             -----------

         Total current liabilities                                 621,276                 627,493                 697,674

Long-term debt                                                     584,483                 599,272                 614,053
Long-term liabilities                                              273,739                 265,342                 270,031
Long-term liabilities of discontinued operations                     2,166                   2,068                   2,137
                                                               -----------             -----------             -----------
         Total liabilities                                       1,481,664               1,494,175               1,583,895

Commitment and contingencies

         Total stockholders' equity                              1,293,479               1,258,559               1,252,344
                                                               -----------             -----------             -----------
         Total liabilities and stockholders' equity            $ 2,775,143             $ 2,752,734             $ 2,836,239
                                                               ===========             ===========             ===========


Note 1: Convertible debt has been called and will be repaid with restricted cash on August 7, 2003


                        PREPARED IN ACCORDANCE WITH GAAP

                       PERKINELMER, INC. AND SUBSIDIARIES
                        SALES AND OPERATING PROFIT (LOSS)

                                                                    THREE MONTHS                           SIX MONTHS
                                                                    ------------                           ----------
(In thousands)                                            JUNE 29, 2003      JUNE 30, 2002      JUNE 29, 2003      JUNE 30, 2002
--------------                                            -------------      -------------      -------------      -------------
LIFE AND ANALYTICAL SCIENCES           Sales                $ 246,032          $ 252,897          $ 478,232          $ 485,207
                                       OP$ reported            20,677             12,928             32,299             20,709
                                       OP% reported               8.4%               5.1%               6.8%               4.3%

OPTOELECTRONICS                        Sales                   89,391             82,774            172,693          $ 152,123
                                       OP$ reported            11,088              4,782             19,792            (17,818)
                                       OP% reported              12.4%               5.8%              11.5%            -11.7%

FLUID SCIENCES                         Sales                   41,701             47,425             84,648          $  92,059
                                       OP$ reported             3,133              3,858              5,513              7,269
                                       OP% reported               7.5%               8.1%               6.5%               7.9%

OTHER                                  OP$ reported            (4,875)            (4,159)            (8,313)         $  (7,648)


CONTINUING OPERATIONS                  Sales                $ 377,124          $ 383,096          $ 735,573          $ 729,389
                                                            =========          =========          =========          =========
                                       OP$ reported            30,023             17,409             49,291          $   2,512
                                                            =========          =========          =========          =========
                                       OP% reported               8.0%               4.5%               6.7%               0.3%



SUPPLEMENTAL INFORMATION: Amortization included in above results

LIFE AND ANALYTICAL SCIENCES                                $   6,511          $   6,477          $  12,974          $  13,031

OPTOELECTRONICS                                                   312                380                624                718

FLUID SCIENCES                                                    220                200                640                400
                                                            ---------          ---------          ---------          ---------

CONTINUING OPERATIONS                                       $   7,043          $   7,057          $  14,238          $  14,149
                                                            =========          =========          =========          =========


                        PREPARED IN ACCORDANCE WITH GAAP